Exhibit 25(a)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) □

__________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Felicia H. Powell U.S. Bank National Association 1349 West Peachtree St. NW, Suite 1050 Atlanta, GA 30309 (404) 898-8828 (Name, address and telephone number of agent for service)

Murphy Oil Corporation (Issuer with respect to the Securities)

Delaware	71-0361522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Peach Street P.O. Box 7000 El Dorado, AR	71731
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

  Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

    None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2018 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia on the 17th of October, 2018.

By:	/s/ Felicia H. Powell
Felicia H. Powell
Assistant Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 8, 2018, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 8, 2018, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Joseph Otting

Comptroller of the Currency

U.S. BANK NATIONAL ASSOCIAT IO N, AKA U.S. BANK, N.A

AUTHORIZED SIGNER(S)

I hereby certify that the following is a true and exact extract of Atticle VI of the Bylaws presently in effect for U.S. Bank National Association, an association organized and existing under the laws of the United States:

ARTICLE VI.

CONVEYANCES, CONTRACTS, ETC.

All transfers and conveyances of real estate, mortgages, and transfers, endorsements or assignments of stock, bonds, notes, debentures or other negotiable instruments, securities or personal property shall be signed by any elected or appointed officer.

All checks, drafts, certificates of deposit and all funds of the Association held in it s own or in a fiduciary capacity may be paid out by an order, draft or check bearing the manual or facsimile signature of any elected or appointed officer of the Association.

All mortgage satisfactions, releases, all types of loan agreements, all routine transactional documents of the Association , and all ot her instruments not specifically provided for, whether to be executed in a fiduciary capacity or otherwise, may be signed on behalf of the Association by any elected or appointed officer thereof.

The Secretary or any Assistant Secretary of the Association or other proper officer may execute and certify that required action or authority has been given or has taken place by resolution of the Board under this Bylaw without the necessity of further action by the Board.

I further certify that the officers listed below of U.S. Bank National Association, have been duly elected and qualified and now hold the office listed herein, and that the signature of such officer is authentic:

Felicia H. Powell          Assistant Vice President

IN WITNESS WHEREOF, I have hereunto set my hand to be affixed hereto this 17th day of October 2018.

U.S. Bank National Association

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 17, 2018

By:	/s/ Felicia H. Powell
Felicia H. Powell
Assistant Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2018

($000’s)

6/30/2018
Assets
Cash and Balances Due From Depository Institutions	$18,933,741
Securities	111,465,209
Federal Funds	92,722
Loans & Lease Financing Receivables	279,066,037
Fixed Assets	3,726,559
Intangible Assets	13,023,820
Other Assets	26,714,957
Total Assets	$453,023,045

Liabilities
Deposits	$350,952,197
Fed Funds	2,497,543
Treasury Demand Notes	0
Trading Liabilities	904,426
Other Borrowed Money	34,319,863
Acceptances	0
Subordinated Notes and Debentures	3,300,000
Other Liabilities	13,252,394
Total Liabilities	$405,226,423

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	32,711,429
Minority Interest in Subsidiaries	800,078
Total Equity Capital	$47,796,622

Total Liabilities and Equity Capital	$453,023,045